Exhibit 99.01

ACM Research Reports Third Quarter 2020 Results

FREMONT, California, November 5, 2020 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ:ACMR), a leading supplier of wafer cleaning technologies for advanced semiconductor devices, today reported financial results for its third fiscal quarter ended September 30, 2020.

ACM’s President and Chief Executive Officer Dr. David Wang commented, “We delivered strong third quarter results with 43% growth in revenue and 37% growth in shipments from the third quarter of 2019. Both revenue and shipments in are new quarterly records for ACM.  We built momentum for Tahoe with another repeat shipment, and for ECP with two repeat shipments and one first tool delivery in the third quarter.  We have good visibility for the remainder of 2020 and have raised our outlook accordingly.”

Dr. Wang continued, “The U.S Patent Office's decision to approve our TEBO patent is a testament to our leadership position in advanced damage-free megasonic cleaning for advanced 3D structures. We delivered a second-generation TEBO tool to our lead customer in September, with revenue recognition upon qualification and acceptance. Our plan remains on track to price the China IPO of our subsidiary ACM Research (Shanghai), Inc. (“ACM Shanghai”) by year-end, subject to timely registration by the China Securities Regulatory Commission. We remain committed to the Nasdaq listing for our Class A common stock, and are excited to move forward with ACM Shanghai’s STAR Market share listing as we continue on our mission to become a major global player in the semiconductor equipment industry.”

	Three Months Ended September 30,
	GAAP		Non-GAAP(1)
	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Revenue	$47,665	$33,427	$47,665	$33,427
Gross margin	42.7%	48.6%	42.8%	49.1%
Income from operations	$7,506	$7,030	$10,285	$8,587
Net income (loss) attributable to ACM Research, Inc.	$8,627	$8,782	$8,969	$10,339
Basic EPS	$0.47	$0.52	$0.49	$0.61
Diluted EPS	$0.40	$0.45	$0.42	$0.53

	Nine Months Ended September 30,
	GAAP		Non-GAAP(1)
	2020	2019	2020	2019
	(dollars in thousands, except per share data)
Revenue	$111,062	$82,916	$111,062	$82,916
Gross margin	45.0%	46.1%	45.1%	46.3%
Income from operations	$16,060	$13,942	$20,383	$16,861
Net income attributable to ACM Research, Inc.	$10,251	$14,950	$17,568	$17,869
Basic EPS	$0.57	$0.91	$0.97	$1.09
Diluted EPS	$0.48	$0.80	$0.83	$0.96

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted EPS, also exclude non-cash changes in fair value of financial assets and liabilities.

Outlook

For fiscal year 2020, the Company now expects revenue to be in the range of $145 million to $155 million, versus the previous guidance range of $140 million to $155 million. This view assumes, among other factors, the COVID-19 situation remains stable in China and does not worsen on a global basis in the coming months.

Third Quarter Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the third quarter of 2020 were $59 million, versus $43 million in the third quarter of 2019 and $45 million in the second quarter of 2020. Total shipments include deliveries for revenue in the quarter and deliveries of systems awaiting customer acceptance for potential revenue in future quarters.

•
Continued Traction with Tahoe. In the third quarter of 2020, ACM delivered another Tahoe tool to its lead customer and recognized revenue upon shipment in the quarter. The Ultra-C Tahoe tool incorporates innovative and patented technology to deliver high cleaning performance, but uses 80% less sulfuric acid typically consumed by conventional high temperature single wafer cleaning tools.

•
Ultra ECP Gaining Momentum. ACM delivered two ECP ap back-end tool repeat shipments and one ECP 3d front-end first tool in  the third quarter of 2020. The Ultra ECP ap delivers better plating performance in the form of a more uniform metal layer at the notch area. The Ultra ECP 3d is ACM’s newest tool in the ECP family that offers enhanced gap filling for high aspect ratio TSV applications, which is critical for high-density stacking of 3D chips.

•
TEBO Patent Approved. ACM Research announced last week that the U.S. Patent & Trademark Office recently approved U.S. Patent Application No.15/575,793 for ACM's proprietary TEBO (timely energized bubble oscillation) technology. In addition, ACM delivered a 2nd -generation TEBO tool to its existing lead customer in September 2020, with revenue recognition upon qualification and acceptance.

•
Update on ACM Shanghai Pre-IPO activities. On September 30, 2020, ACM Shanghai's application for an initial public offering of its shares on the STAR Market was approved by the Listing Committee of the Shanghai Stock Exchange Commission. The STAR Market listing of ACM Shanghai’s shares remains subject to submission of formal registration and to review and approval by the China Securities Regulatory Commission. The Company’s plan remains on track to price the transaction by year-end, pending timely approvals.

Financial Summary

Unless otherwise noted, the following figures refer to the third quarter of 2020 and comparisons are with the third quarter of 2019.

•
Revenue was $47.7 million, up 42.6%, reflecting an increase in revenue from single wafer wet cleaning and other front-end processing equipment and an increase in revenue from back-end wafer assembly and packaging equipment.

•
Gross margin was 42.7%, versus 48.6%. Gross margin was within the range of 40.0% to 45.0% set forth in the Company’s long-term business model. The Company expects gross margin to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses were $12.8 million, an increase of 39%. Non-GAAP operating expenses, which exclude stock-based compensation, were $10.1 million, up 29%. Non-GAAP operating expenses as a percent of revenue decreased to 21% from 23%. Higher research and development spending on new products, increase sales activities in North America, and China IPO-related costs contributed to the increase from the prior-year period.

•
Operating income of $7.5 million increased 6.8%. Operating income as a percent of revenue was 15.7% versus 21.0%. Non-GAAP operating income, excluding the effect of stock-based compensation, was $10.3 million, up 19.8%. Non-GAAP operating income as a percent of revenue was 21.6% versus 25.7%.

•
Change in fair value of financial liability was a loss of $6.5 million. The non-cash, non-operating expense reflects a change in book value of a liability indexed to the market price of ACM’s Class A common stock, and is excluded from non-GAAP results. The obligation, which resulted from agreements required for ACM Shanghai’s STAR Market IPO preparation, was terminated in July 2020 upon ACM’s issuance of a Class A common stock warrant.

•
Unrealized gain on trading securities was $9.0 million. The gain reflects the change in market value of ACM Shanghai’s indirect investment in STAR Market IPO shares of Semiconductor Manufacturing International Corporation (SMIC), which began trading in mid-July 2020. The value was marked-to-market at quarter-end, and is excluded from non-GAAP results.

•
Net income attributable to ACM Research, Inc. was $8.6 million, compared to $8.8 million. Non-GAAP net income attributable to ACM Research, Inc., excluding the effect of stock-based compensation,  non-cash changes in fair value of financial liabilities, and unrealized gains in trading securities was $9.0 million, compared to $10.4 million. Tax-related items (compared to a normalized 12% tax rate) and the effects of foreign-exchange fluctuations on operating results resulted in a net benefit of $0.3 million, compared to a net benefit of $3.4 million in the third quarter of 2019.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.40, compared to $0.45. Non-GAAP net income per diluted share attributable to ACM Research, Inc., excluding the effect of stock-based compensation, non-cash changes in fair value of financial liabilities, and unrealized gains in trading securities was $0.42, compared to $0.53. Tax-related items (compared to a normalized 12% tax rate) and the effects of foreign-exchange fluctuations on operating results resulted in a net benefit of $0.02 per share,  compared to a net benefit of $0.18 in the third quarter of 2019.

•	Cash and equivalents at quarter-end were $92.2 million, versus $86.4 million at the end of the second quarter of 2020 and $47.3 million at the end of the third quarter of 2019.

Conference Call Details

A conference call to discuss results will be held on Friday, November 6, 2020, at 8:00 a.m. Eastern Time (9:00 p.m. China Time).

Please register in advance to join the conference call using the link provided below and dial in 10 minutes before the call is scheduled to begin. Conference call access information will be provided upon registration.

Participant Online Registration: http://apac.directeventreg.com/registration/event/6771328

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income (loss) attributable to ACM Research, Inc. and basic and diluted EPS exclude non-cash changes in fair value of financial assets and liabilities, which ACM also believes is not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in the second and third paragraphs of this press release, under the heading “Outlook” above, and in the fifth bullet under “Third Quarter Operating Highlights and Recent Announcements” above are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the intent, belief and current expectations with respect to: the demand for ACM’s tools, including specifically in the fourth quarter of 2020; and ACM’s plans for completion of the STAR Market listing of shares of ACM Shanghai by the end of 2020. Such statements, which are expectations only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACM may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACM’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACM’s demands on a timely basis; ACM’s technologies and tools may not gain market acceptance; ACM may be unable to compete effectively by, among other things, enhancing its existing tools; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. ACM cannot guarantee any future results, levels of activity, performance or achievements; and ACM Shanghai’s ability to obtain remaining regulatory approval for the STAR Market IPO and listing of its shares. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. The Company is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. TEBO and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	September 30, 2020	December 31, 2019
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$92,203	$58,261
Restricted cash	-	59,598
Trading securities	23,888	-
Accounts receivable, less allowance for doubtful accounts of $0 as of September 30, 2020 and December 31, 2019	59,796	31,091
Other receivables	6,177	2,603
Inventories	64,182	44,796
Prepaid expenses	5,531	2,047
Total current assets	251,777	198,396
Property, plant and equipment, net	5,974	3,619
Land use right, net	9,284	-
Operating lease right-of-use assets, net	4,568	3,887
Intangible assets, net	335	344
Deferred tax assets	10,093	5,331
Long-term investments	6,580	5,934
Other long-term assets	8,008	192
Total assets	296,619	217,703
Liabilities, Redeemable Non-controlling Interests and Stockholders’ Equity
Current liabilities:
Short-term borrowings	28,327	13,753
Accounts payable	35,639	13,262
Advances from customers	8,011	9,129
Income taxes payable	3,589	3,129
Other payables and accrued expenses	18,494	12,874
Current portion of operating lease liability	1,388	1,355
Deferred revenue	819	-
Total current liabilities	96,267	53,502
Long-term operating lease liability	3,180	2,532
Other long-term liabilities	6,454	4,186
Total liabilities	105,901	60,220
Commitments and contingencies
Redeemable non-controlling interests	-	60,162
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 50,000,000 shares authorized as of September 30, 2020 and December 31, 2019; 16,657,135 shares issued and outstanding as of September 30, 2020 and 16,182,151 shares issued and outstanding as of December 31, 2019	2	2
Common stock–Class B, par value $0.0001: 2,409,738 shares authorized as of September 30, 2020 and December 31, 2019; 1,802,606 shares issued and outstanding as of September 30, 2020 and 1,862,608 shares issued and outstanding as of December 31, 2019	-	-
Additional paid in capital	100,145	83,487
Accumulated surplus	25,758	15,507
Accumulated other comprehensive income (loss)	1,037	(1,675)
Total ACM Research, Inc. stockholders’ equity	126,942	97,321
Non-controlling interests	63,776	-
Total stockholders’ equity	190,718	97,321
Total liabilities, redeemable non-controlling interests, and stockholders’ equity	$296,619	$217,703

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$47,665	$33,427	$111,062	$82,916
Cost of revenue	27,324	17,173	61,137	44,705
Gross profit	20,341	16,254	49,925	38,211
Operating expenses:
Sales and marketing	3,924	3,886	11,524	8,679
Research and development	4,343	3,492	13,241	9,598
General and administrative	4,568	1,846	9,100	5,992
Total operating expenses, net	12,835	9,224	33,865	24,269
Income from operations	7,506	7,030	16,060	13,942
Interest income	179	95	834	128
Interest expense	(272)	(205)	(611)	(538)
Change in fair value of financial liability	(6,533)	-	(11,964)	-
Unrealized gain on trading securities	8,970	-	8,970	-
Other income (expense), net	(1,759)	1,850	(933)	2,132
Equity income (loss) in net income (loss) of affiliates	182	(9)	539	260
Income before income taxes	8,273	8,761	12,895	15,924
Income tax benefit (expense)	1,747	328	(416)	(667)
Net income	10,020	9,089	12,479	15,257
Less: Net income attributable to non-controlling interests and redeemable non-controlling interests	1,393	307	2,228	307
Net income attributable to ACM Research, Inc.	$8,627	$8,782	$10,251	$14,950
Comprehensive income:
Net income	10,020	9,089	12,479	15,257
Foreign currency translation adjustment	5,757	(2,591)	4,099	(2,902)
Total comprehensive income	15,777	6,498	16,578	12,355
Less: Comprehensive income attributable to non-controlling interests and redeemable non-controlling interests	2,698	307	3,614	307
Total comprehensive income attributable to ACM Research, Inc.	$13,079	$6,191	$12,964	$12,048

Net income attributable to ACM Research, Inc. per common share :
Basic	$0.47	$0.52	$0.57	$0.91
Diluted	$0.40	$0.45	$0.48	$0.80

Weighted average common shares outstanding used in computing per share amounts:
Basic	18,201,943	16,999,746	18,124,665	16,381,944
Diluted	21,555,296	19,354,214	21,257,661	18,699,010

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income and net income attributable to ACM Research, Inc. as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income (loss) attributable to ACM Research, Inc. excludes non-cash changes in fair value of financial assets and liabilities The following table reconciles gross margin, operating expenses, operating income and net income attributable to ACM Research, Inc. to the related non-GAAP financial measures:

	Three Months Ended September 30,
	2020				2019
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$47,665	$-	$-	$47,665	$33,427	$-	$33,427
Cost of revenue	(27,324)	(44)	-	(27,280)	(17,173)	(154)	(17,019)
Gross profit	20,341	(44)	-	20,385	16,254	(154)	16,408
Operating expenses:
Sales and marketing	(3,924)	(237)	-	(3,687)	(3,886)	(172)	(3,714)
Research and development	(4,343)	(193)	-	(4,150)	(3,492)	(759)	(2,733)
General and administrative	(4,568)	(2,305)	-	(2,263)	(1,846)	(472)	(1,374)
Income from operations	$7,506	$(2,779)	$-	$10,285	$7,030	$(1,557)	$8,587
Change in fair value of financial liability	(6,533)	-	(6,533)	-	-	-	-
Unrealized gain on trading securities	8,970	-	8,970	-	-	-	-
Net income (loss) attributable to ACM Research, Inc.	$8,627	$(2,779)	$2,437	$8,969	$8,782	$(1,557)	$10,339

	Nine Months Ended September 30,
	2020				2019
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$111,062	$-	$-	$111,062	$82,916	$-	$82,916
Cost of revenue	(61,137)	(132)	-	(61,005)	(44,705)	(213)	(44,492)
Gross profit	49,925	(132)	-	50,057	38,211	(213)	38,424
Operating expenses:
Sales and marketing	(11,524)	(495)	-	(11,029)	(8,679)	(252)	(8,427)
Research and development	(13,241)	(568)	-	(12,673)	(9,598)	(939)	(8,659)
General and administrative	(9,100)	(3,128)	-	(5,972)	(5,992)	(1,515)	(4,477)
Income from operations	$16,060	$(4,323)	$-	$20,383	$13,942	$(2,919)	$16,861
Change in fair value of financial liability	(11,964)	-	(11,964)	-	-	-	-
Unrealized gain on trading securities	8,970	-	8,970	-	-	-	-
Net income attributable to ACM Research, Inc.	$10,251	$(4,323)	$(2,994)	$17,568	$14,950	$(2,919)	$17,869